UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) SEPTEMBER 29, 2004

BROADVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000- 28252	94-3184303
(Commission File No.)	(IRS Employer Identification No.)

585 Broadway
Redwood City, CA 94063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 261-5100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

On September 29, 2004, BroadVision, Inc. (the “Company”) entered into an Amendment to Loan Agreement with Silicon Valley Bank (the “Amendment”), amending the Amended and Restated Loan and Security Agreement dated March 31, 2002, by and between the Company and Silicon Valley Bank. The Amendment provides for a committed revolving line of $15,000,000 and $20,000,000 before and after December 31, 2004, respectively. The Amendment also modifies the interest rate and revises financial covenants of the Company.

The foregoing is a summary of the material features of the Amendment. This summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Amendment, which is filed as Exhibit 10.44 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description
10.44	Sixth Amendment to the Amended and Restated Loan and Security Agreement dated September 29, 2004 between the Company and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROADVISION, INC.

Dated: October 22, 2004	By:	/s/ William E. Meyer
William E. Meyer
Executive Vice President,
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.44	Sixth Amendment to the Amended and Restated Loan and Security Agreement dated September 29, 2004 between the Company and Silicon Valley Bank.